Q2 2021 Shareholder letter Exhibit 99.2

Mikkel Svane

CEO



Shelagh Glaser

CFO



Jason Tsai

VP, Investor Relations



Zendesk is well-positioned to lead in the digital-first economy

This quarter, organizations of all sizes increasingly turned to Zendesk to run their businesses better and service their customers more effectively. As a result, revenue growth accelerated and grew 29% year-over-year as compared to 26% year-over-year growth in Q1 2021.

While we enjoyed record bookings in Q2, a greater percentage of bookings landed later in the quarter than has been our historical trend. We expect this may become more persistent as we continue our push into the enterprise, which as of Q2 has grown to represent approximately 35% of our total ARR based on accounts with ARR of at least $250,000. We've also updated our modeling for certain non-recurring revenue, including revenue associated with our Talk product, which experienced significant volatility in usage at the outset of the pandemic in 2020. Collectively, these factors impacted revenue recognized in the quarter. Our forecasts for the remainder of the year reflect our updated understanding of these trends.

We are well-positioned for sustainable, durable growth as companies rapidly adapt to a digital-first economy. The pandemic has made operating online an imperative for businesses across every industry. Now, whether you are the corner restaurant, a global retailer or a public health provider, people have come to expect the conveniences of online, on-demand service. Equally, reopening introduces a new set of challenges and demands - all of which must be addressed quickly and accurately. Fast time-to-value, simplicity and agility of implementation remain strong competitive differentiators in this digital-first world. Zendesk continues to win because we deliver best-in-class, simple yet powerful solutions without a lengthy, complicated IT deployment.

Q2 2021 PERFORMANCE

$318M

Q2 2021 REVENUE

29% Y/Y

GROWTH

GUIDANCE

$332-$337M

Q3 2021 REVENUE

$1.310-$1.318B

FULL-YEAR 2021 REVENUE

Shareholder Letter Q2 2021 - 2

Shareholder Letter Q2 2021 - 3 Summary financial table Second quarter fiscal year 2021 (in thousands, except per share data)

Adoption of Zendesk Suite and enterprise demand paving the road to long-term, durable growth

In the second quarter, our success with customers accelerated our revenue growth to 29% year-on-year as compared to the 26% year-on-year growth in Q1 2021. More importantly, we also saw continued strength in sales to our enterprise customers and both net bookings and RPO dollars achieved record levels. Our total RPO increased 58% as compared to last year while our net expansion rate increased to 120%.

In addition to an ongoing push into enterprise, we saw increased adoption of Zendesk Suite which more than doubled from Q1 2021 and continues to surpass our expectations. As of the end of Q2 2021, Suite represented 16% of our annual recurring revenue (ARR), up from 7% last quarter with over 8,000 customers adopting Suite since its launch in February.

Sales to new customers are primarily for Suite, enabling a broader adoption of the complete Zendesk solution from the outset. As a result, we believe we are becoming more entrenched within their customer support infrastructure, driving higher reliance on our solutions, higher retention, stronger revenue growth and better visibility long-term.

This quarter, we added more than 50 customer accounts that are contributing more than $250K in ARR to our business. This represents 35% of our ARR versus just 29% a year ago, driven by strong demand from both new and expansion use cases with our larger customers. We see tremendous opportunity here and thus continue to invest to mature our business and meet these organizations' more sophisticated needs.


$250K + Mix
35%
30%
25%
20%
15%
10%
17%
35%
Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21

Shareholder Letter Q2 2021 - 4

Shareholder Letter Q2 2021 - 5 The world’s top online gaming companies select Zendesk to power customer experience This quarter, we expanded our relationship with the experience platform Roblox and added new customers including the world’s largest global video game retailer, a leading interactive entertainment company operating one of the world’s largest games, and a multi-channel provider of sports betting and gaming technologies with a wide global footprint. In 2020, the pandemic increasingly confined us to our homes prompting many to turn to online gaming for entertainment and human connection. As a result, gaming companies are experiencing unprecedented surges in users and support queries and have turned to Zendesk to provide the interactive, immediate help that gamers expect and demand. We quickly enabled our customers to mobilize thousands of support agents to resolve millions of tickets, providing response times in mere seconds with the help of bots, AI and machine learning. Overall, we have helped our growing roster of the most popular online and mobile gaming platforms in the world serve and support a global population of nearly 3 billion gamers. 50+ GAMING CUSTOMERS

Shareholder Letter Q2 2021 - 6 Dollar-based net expansion rate Our land and expand strategy remains integral to the acceleration of our expansion rate, particularly as more and more of our customers convert to Suite. Our dollar-based net expansion rate accelerated to 120% from 114% in Q1 2021 and 111% a year ago. We continue to believe a healthy dollar-based net expansion rate is 110% - 120%. We believe this trend could continue in the near-term as we graduate from the spike in churn and contraction we experienced during the pandemic but expect to stay close in this range long-term. Remaining performance obligations Consistent with the strength we saw in net expansion and large new customer additions, we saw a strong increase in RPO in the quarter as well. Our short-term RPO increased 48% year-over-year and more importantly, over the same period, our long-term RPO increased even faster at 84%, reflecting the successful shift in our focus to penetrate and win with larger customers that will utilize a broader array of Zendesk solutions. (in millions) Total RPO Long-term RPO +58% y/y +84% y/y +48% y/y Short-term RPO 120% 110% HEALTHY RANGE

Shareholder Letter Q2 2021 - Guidance We are tightening our full-year 2021 revenue guidance to $1.310 - 1.318 billion and introducing Q3 revenue guidance of $332 - 337 million as strong bookings, rapidly growing RPO and Suite demand build a foundation to drive stronger, more predictable revenue growth long-term. For the quarter ending September 30, 2021, Zendesk expects to report: ● Revenue in the range of $332 - 337 million ● GAAP operating income (loss) in the range of $(43) - (39) million, which includes share-based compensation and related expenses of approximately $63 million and amortization of purchased intangibles of approximately $2 million ● Non-GAAP operating income (loss) in the range of $22 - 26 million, which excludes share-based compensation and related expenses of approximately $63 million and amortization of purchased intangibles of approximately $2 million ● Approximately 120 million weighted average shares outstanding (basic) ● Approximately 128 million weighted average shares outstanding (diluted) For the full year ending December 31, 2021, Zendesk expects to report: ● Revenue in the range of $1.310-1.318 billion ● GAAP operating income (loss) in the range of $(164) - (159) million, which includes share-based compensation and related expenses of approximately $249 million, amortization of purchased intangibles of approximately $7 million, acquisition-related expenses of approximately $3 million, and real estate impairments of approximately $1 million ● Non-GAAP operating income (loss) in the range of $96 - 101 million, which excludes share-based compensation and related expenses of approximately $249 million, amortization of purchased intangibles of approximately $7 million, acquisition-related expenses of approximately $3 million, and real estate impairments of approximately $1 million ● Approximately 120 million weighted average shares outstanding (basic) ● Approximately 129 million weighted average shares outstanding (diluted) ● Free cash flow in the range of $120 - 130 million, which includes the impact of a lease termination payment of approximately $7 million paid in the second quarter of 2021 related to our real estate changes in San Francisco We have not reconciled free cash flow guidance to net cash from operating activities for the full year 2021 because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the full year 2021 is not available without unreasonable effort. Zendesk’s estimates of share-based compensation and related expenses, amortization of purchased intangibles, acquisition-related expenses, real estate impairments, weighted average shares outstanding, and free cash flow in future periods assume, among other things, the occurrence of no additional acquisitions, investments, or restructurings and no further revisions to share-based compensation and related expenses. 7

Shareholder Letter Q2 2021 - 8 Quarter-over-quarter comparisons (q/q) are for the three months ended June 30, 2021, compared to the three months ended March 31, 2021. Year-over-year comparisons (y/y) are for the three months ended June 30, 2021, compared to the three months ended June 30, 2020. See a reconciliation of non-GAAP measures presented at the end of this letter. Select financial measures (in millions)

Shareholder Letter Q2 2021 - 9 Condensed consolidated statements of operations (in thousands, except per share data; unaudited)

Shareholder Letter Q2 2021 - 10 Condensed consolidated balance sheets (in thousands, except par value; unaudited)

Shareholder Letter Q2 2021 - 11 Condensed consolidated statements of cash flows (in thousands; unaudited)

Shareholder Letter Q2 2021 - 12 Non-GAAP results (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q2 2021 - 13 Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q2 2021 - 14 Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q2 2021 - About Zendesk Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 5,000 people across the world. Learn more at www.zendesk.com. References to Zendesk, the “Company,” “our,” or “we” in this shareholder letter refer to Zendesk, Inc. and its subsidiaries on a consolidated basis. Forward-looking statements This shareholder letter contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress toward its long-term financial objectives. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (ii) Zendesk’s ability to effectively expand its sales capabilities; (iii) the intensely competitive market in which Zendesk operates and the difficulty that Zendesk may have in competing effectively; (iv) the development of the market for software as a service business software applications; (v) Zendesk's substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; (vi) our ability to optimize the pricing for our solutions; (vii) Zendesk's ability to effectively market and sell its products to larger enterprises; (viii) Zendesk’s ability to introduce and market new products and to support its products on a unified, reliable shared services platform; (ix) Zendesk's ability to maintain and develop its strategic relationships with third parties; (x) real or perceived errors, failures, or bugs in its products; (xi) Zendesk's reliance on third party services, including services for hosting, email, and messaging; (xii) Zendesk’s ability to accurately forecast expenditures on third-party managed hosting services; (xiii) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (xiv) Zendesk's ability to effectively manage its growth and organizational change, including its international expansion strategy; (xv) Zendesk's ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (xvi) Zendesk's ability to securely maintain customer data and prevent, mitigate, and respond effectively to both historical and future data breaches; (xvii) potential service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xviii) Zendesk's ability to comply with privacy and data security regulations; (xix) the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, Zendesk's business, operations, revenue results, cash flow, operating expenses, hiring, demand for its solutions, sales cycles, customer retention, and its customers' businesses and industries; and (xx) other adverse changes in general economic or market conditions. The forward-looking statements contained in this shareholder letter are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. About non-GAAP financial measures To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, free cash flow, and free cash flow margin. Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable: Share-Based Compensation and Amortization of Share-Based Compensation Capitalized in Internal-Use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period. Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period. Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. 15

Shareholder Letter Q2 2021 - Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, plus repayment of convertible senior notes attributable to debt discount, less purchases of property and equipment and internal-use software development costs. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. Zendesk uses free cash flow, free cash flow margin, and other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow and free cash flow margin provides investors with an important perspective on the cash available to fund ongoing operations. Zendesk has not reconciled free cash flow guidance to net cash from operating activities for the year ending December 31, 2021 because Zendesk does not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the year ending December 31, 2021 is not available without unreasonable effort. Zendesk does not provide a reconciliation of its non-GAAP operating margin guidance to GAAP operating margin for future periods beyond the current fiscal year because Zendesk does not provide guidance on the reconciling items between GAAP operating margin and non-GAAP operating margin for such periods, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP operating margin and, accordingly, a reconciliation of GAAP operating margin to non-GAAP operating margin guidance for such periods is not available without unreasonable effort. Zendesk’s disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk’s cost of revenue, amortization of purchased intangibles primarily related to developed technology, and acquisition-related expenses. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk’s infrastructure and customer experience organization. Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort. Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk’s operating results. Zendesk believes these non-GAAP 16 Acquisition-Related Expenses: Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, including amortization of acquisition-related retention payments capitalized in internal-use software, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses. Real Estate Impairments: To support an increased percentage of remote teams, Zendesk records impairments for certain assets associated with leased properties, or portions thereof, that it ceases to occupy. Any losses and gains associated with these activities are generally unrelated to financial and operational performance in any particular period and Zendesk believes the exclusion of such losses and gains provides for a more useful comparison of operational performance in comparative periods that may or may not include such losses and gains. Loss on Early Extinguishment of Debt: In March 2018, Zendesk issued $575 million aggregate principal amount of 0.25% convertible senior notes due in 2023 (the "2023 Notes"). In June 2020, Zendesk issued $1,150 million aggregate principal amount of 0.625% convertible senior notes due in 2025 (the "2025 Notes"). In connection with the offering of the 2025 Notes, Zendesk used $618 million of the net proceeds from the offering of the 2025 Notes to repurchase $426 million aggregate principal amount of the 2023 Notes in cash through individual privately negotiated transactions (the "2023 Notes Partial Repurchase"). Of the $618 million consideration, $393 million and $225 million were allocated to the debt and equity components, respectively. As of the repurchase date, the carrying value of the 2023 Notes subject to the 2023 Notes Partial Repurchase, net of unamortized debt discount and issuance costs, was $367 million. The 2023 Notes Partial Repurchase resulted in a $26 million loss on early debt extinguishment. As of June 30, 2021, $149 million of principal remains outstanding on the 2023 Notes. The loss on early extinguishment of debt is a non-cash item, and we believe the exclusion of this expense will provide for a more useful comparison of our operational performance in different periods. Amortization of Debt Discount and Issuance Costs: The imputed interest rates of the 2023 Notes and the 2025 Notes were approximately 5.26% and 5.00%, respectively. This is a result of the debt discounts recorded for the conversion features of the Notes that are required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods. Income Tax Effects: Zendesk utilizes a fixed long-term projected tax rate in its computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, Zendesk utilizes a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as Zendesk's current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Zendesk operates. For the year ending December 31, 2021, Zendesk has determined the projected non-GAAP tax rate to be 21%. Zendesk will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Shareholder Letter Q2 2021 - Zendesk's number of logos is a consolidation of paid customer accounts across our solutions, exclusive of Zendesk's legacy Starter plan, free trials, or other free services, as of the end of the period. A paid customer account is one individual billing relationship for subscription to our services. Zendesk calculates its logo number by consolidating paid customer accounts that share common corporate information as a single organization or customer may have multiple paid customer accounts across its solutions to service separate subsidiaries, divisions, or work processes. As of June 30, 2021, Zendesk had approximately 112,300 logos. Zendesk does not currently include in its logo metric logos associated with its legacy analytics product, its legacy Outbound product, its legacy Starter plan, its legacy Sell product, legacy Sunshine Conversations, its legacy Smooch product, free trials, or other free services. We may from time to time refer to "customers" or "brands" in our publicly-available disclosures, each of which refers to our number of logos. Zendesk’s dollar-based net expansion rate provides a measurement of our ability to increase revenue across our existing customer base through expansion of authorized agents associated with a logo, upgrades in subscription plans, and the purchase of additional products as offset by contraction and churn in authorized agents associated with a logo, and downgrades in subscription plans. Zendesk does not currently incorporate operating metrics associated with its legacy analytics product, its legacy Outbound product, its legacy Starter plan, its legacy Sell product, legacy Sunshine Conversations, its legacy Smooch product, free trials, or other free services into its measurement of dollar-based net expansion rate. Dollar-based net expansion rate is based upon our annual recurring revenue for a set of logos on Zendesk’s products. Annual recurring revenue is determined by multiplying monthly recurring revenue by 12. Monthly recurring revenue is a legal and contractual determination made by assessing the contractual terms, as of the date of determination, as to the revenue we expect to generate in the next monthly period, assuming no changes to the subscription and without taking into account any usage above the subscription base, if any, that may be applicable to such subscription. Zendesk excludes the impact of revenue that it expects to generate from fixed-term contracts that are each associated with an existing account, are solely for additional temporary agents, and are not contemplated to last for the duration of the primary contract for the existing account from its determination of monthly recurring revenue. Zendesk additionally excludes the impact of accounts that are free-trial accounts that did not result in paid subscriptions, and temporary coupons, such as short-term discounts that were applied to customer accounts due to the COVID-19 pandemic, from its annual recurring revenue. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other United States generally accepted accounting principles, or GAAP, financial measure over any period. financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management. Zendesk’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of debt discount and issuance costs, amortization of purchased intangibles, acquisition-related expenses, loss on early extinguishment of debt, and real estate impairments, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk’s business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Non-GAAP gross margin for the first quarter of 2021 excludes $5.3 million in share-based compensation and related expenses (including $0.5 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software), $1.2 million of amortization of purchased intangibles, and $0.1 million of acquisition-related expenses. Non-GAAP operating income and non-GAAP operating margin for the first quarter of 2021 exclude $57.9 million in share-based compensation and related expenses (including $5.1 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software), $1.4 million of acquisition-related expenses, and $1.9 million of amortization of purchased intangibles. Free cash flow for the first quarter of 2021 includes cash used for purchases of property and equipment of $3.1 million and internal-use software development costs of $4.5 million. About operating metrics Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of logos, annual recurring revenue, and the percentage of its annual recurring revenue from customers with more than $250,000 in annual recurring revenue. 17

Shareholder Letter Q2 2021 - Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate annual recurring revenue across its products from logos as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate annual recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. Zendesk does not currently incorporate operating metrics associated with its legacy analytics product, its legacy Outbound product, its legacy Starter plan, Sell, Sunshine Conversations, its legacy Smooch product, free trials, or other free services into its measurement of dollar-based net expansion rate. For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports filed with the Securities and Exchange Commission. 18 Zendesk’s percentage of annual recurring revenue that is generated by customer accounts with more than $250,000 in annual recurring revenue is determined by dividing the total annual recurring revenue from customer accounts with more than $250,000 in annual recurring revenue from our products other than Sell and Sunshine Conversations as of the measurement date by the total annual recurring revenue for all customer accounts from our products other than Sell and Sunshine Conversations as of the measurement date. Zendesk determines the customer accounts with $250,000 in annual recurring revenue as of the measurement date based on the annual recurring revenue of a customer account at the measurement date. A “customer account” is based on an identifier tracked in our internal sales system as a separate and distinct buying entity. Zendesk determines its bookings as the incremental additional annual recurring revenue from contracts that were entered into during the referenced fiscal quarter. Zendesk determines its net bookings as bookings less any annual recurring revenue lost from contracts which have not been renewed or a decrease in the level of paid services with our solutions over the referenced fiscal quarter. Zendesk's annual revenue run rate is based on its revenue for the most recent applicable quarter. Zendesk annualizes such results to estimate its annual revenue run rate by multiplying the revenue for its most recent applicable quarter by four. Zendesk's annual revenue run rate is not a comprehensive statement of its financial results for such period and should not be viewed as a substitute for full annual or interim financial statements prepared in accordance with GAAP. In addition, Zendesk's revenue for the most recent applicable quarter or annual revenue run rate are not necessarily indicative of the results to be achieved in any future period. Zendesk determines its average deal size by dividing the annual recurring revenue from bookings for our products other than Sell and Sunshine Conversations in a quarter by the number of deals that were entered into during that quarter. ZENDESK and the stylized Z logo are registered trademarks owned by Zendesk, Inc. For a more complete list of Zendesk’s trademarks, service marks, service or trade names, logos or other designations of Zendesk, please visit https://www.zendesk.com/company/trademark-property/trademarks/.

Shareholder Letter Q2 2021 - Customer metrics Geographic information Revenue mix by geography** Investor contact Jason Tsai +1 415-997-8882 ir@zendesk.com Media contact Stephanie Barnes +1 415-722-0883 press@zendesk.com Source: Zendesk, Inc. Contact June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 Customer logos* 108,300 111,000 112,300 112,900 112,300 Q2’21 United States 51.0% EMEA 29.2% APAC 10.0% Other 9.7% 19 *In connection with our launch of the Suite earlier this year, we eliminated our lower end, lower ARR product plans. As expected, this is causing a leveling-off in our total number of logos. We expect this trend to continue over the next several quarters as our customer base rotates out of these lower value plans toward a higher concentration of Suite. **total does not equal 100% due to rounding